SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2003

SALIX PHARMACEUTICALS, LTD.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission file Number)	(IRS Employer ID Number)

8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Item 5.    Other Events and Regulation FD Disclosure

Salix Pharmaceuticals, Ltd. issued a press release on January 30, 2003 announcing that the Company will present at the 2003 Emerald Groundhog Day Investment Forum in Philadelphia, Pennsylvania on Thursday, February 6, 2003 at 1:45 p.m. ET and at the NCINVEST 2003 Conference in Raleigh, North Carolina on Thursday, February 13, 2003 at 11:30 a.m. ET.

A copy of this press release is attached as an exhibit.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

99.1	Press Release dated January 30, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: January 31, 2003	By:	/s/ ADAM C. DERBYSHIRE
Adam C. Derbyshire
Vice President and Chief Financial Officer